Exhibit 5.1

140 Scott Drive

Menlo Park, California 94025

Tel: +1.650.328.4600 Fax: +1.650.463.2600

www.lw.com

FIRM /AFFILIATE OFFICES
	Abu Dhabi	Moscow

	Barcelona	Munich

	Beijing	New Jersey

	Boston	New York

	Brussels	Orange County

July 3, 2012	Chicago	Paris

	Doha	Riyadh

	Dubai	Rome

	Frankfurt	San Diego

	Hamburg	San Francisco

	Hong Kong	Shanghai

	Houston	Silicon Valley

	London	Singapore

	Los Angeles	Tokyo

	Madrid	Washington, D.C.

Milan

Ellie Mae, Inc.

4155 Hopyard Road, Suite 200

Pleasanton, CA 94588

Re:	Registration Statement No. 333-181980 on Form S-3; Public Offering of Shares of Common Stock of Ellie Mae, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Ellie Mae, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 3,465,245 shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), by the Company and the sale of 101,638 shares (the “Selling Stockholder Shares,” and together with the Company Shares, the “Shares”) of Common Stock by certain stockholders of the Company. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2012 (Registration No. 333-181980) (as amended, the “Registration Statement”), a base prospectus dated June 22, 2012 (the “Base Prospectus”), and a prospectus supplement dated June 27, 2012 (together with the Base Prospectus, the “Prospectus”) and an underwriting agreement dated June 27, 2012 between the Company, the Selling Stockholders and William Blair & Company, L.L.C., as representative of the several underwriters named in the underwriting agreement (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Company Shares. Various matters concerning the Selling Stockholder Shares are addressed in the opinion of Richards, Layton & Finger, P.A., which has been separately provided to you. We express no opinion with respect to those matters.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

July 3, 2012

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Company Shares have been duly authorized by all necessary corporate action of the Company and, when the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated June 27, 2012 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP